Amendment to

Management Agreement

THIS AMENDMENT, effective as of November 30, 2016, by and between Copeland

Trust, a statutory trust organized under the laws of the State of Delaware (“the Trust”), and

Copeland Capital Management, LLC, a limited liability corporation organized under the laws of the State of Delaware (“Copeland Capital”).

WHEREAS, the Trust has requested that Copeland Capital amend the Management

Agreement to add the Copeland SMID Cap Dividend Growth Fund, a new series of the Trust, and Copeland Capital has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)    Appendix A is hereby deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Management Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By: __/s/ Eric C. Brown _

Name: Eric C. Brown

Title: President

COPELAND CAPITAL MANAGEMENT, LLC

By: __/s/ Eric C. Brown _

Name: Eric C. Brown

Title: Chief Executive Officer

Exhibit A

Dated: December 9, 2010, as amended November 20, 2012,

as amended effective November 17, 2015

and as amended effective November 30, 2016

Fund                                                                                       Percentage of Average Daily Net Assets

Copeland Risk Managed Dividend Growth                                                     1.00%

Fund

Copeland International Risk Managed Dividend                                              1.10%

Growth Fund

Copeland International Small Cap Dividend                                                    0.90%

Growth Fund

Copeland SMID Cap Dividend                                                                      0.75%

Growth Fund

COPELAND TRUST

By: __/s/ Eric C. Brown _

Name: Eric C. Brown

Title: President

COPELAND CAPITAL MANAGEMENT, LLC

By: __/s/ Eric C. Brown _

Name: Eric C. Brown

Title: Chief Executive Officer